SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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                   Chicago Mercantile Exchange Holdings Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         On or about March 14, 2002, the following communication was distributed to owners of shares of Class B-1 common stock of Chicago Mercantile Exchange Holdings Inc.:


                              Leslie Henner Burns
                            100 South Wacker Drive
                                   Suite 220
                            Chicago, Illinois 60606


                                                              March 13, 2002


Dear Fellow Member,

I am running for re-election to the Board of Directors of Chicago Mercantile Exchange Holdings Inc.

The past two years were a very exciting time to be involved at the CME. There was a steady stream of new volume and open interest records. Recent events, including the Enron situation, have increased awareness of the need for risk management tools. So, where do we go from here? Our continued growth and success depend on innovation, communication and vigilance.

We continue to be in a time of transition. As the competitive landscape changes, our new organizational structure allows us to be nimble in the face of new opportunities as well as new challenges. We must remain proactive rather than just protective. We must really listen to our members and customers and encourage them to express their ideas and needs. Communication is key.

One of our most important missions is to create an environment where open outcry and screen-based trading can complement each other and where the ideals of membership opportunity and shareholder value work in concert. Liquidity must be recognized as one of our greatest assets.

I am eager to hear your ideas and concerns. Please contact me on the trading floor or call (312) 364-1004 or E-mail Les@cme.com. I would really appreciate your support in the upcoming election.

Very truly yours


/s/ Leslie H. Burns
Leslie Henner Burns (LES)


                                    ******
On March 12, 2002, Chicago Mercantile Exchange Holdings Inc. filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") regarding the Annual Meeting of Shareholders to be held on April 17, 2002. Shareholders of Chicago Mercantile Exchange Holdings Inc. are urged to read the definitive proxy statement and any other relevant materials filed by Chicago Mercantile Exchange Holdings Inc. with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

This letter has been prepared and distributed solely by the candidate. The views and opinions expressed herein are solely those of the candidate and do not necessarily reflect the views or opinions of Chicago Mercantile Exchange Holdings Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.